Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is hereby made and entered into as of February 11, 2014 (the “Effective Date”), by and between REMARK MEDIA, INC., a Delaware corporation (“Lender”) and BOMBO SPORTS & ENTERTAINMENT, LLC, a New York limited liability company (“Borrower”).

PRELIMINARY STATEMENT

A.              Borrower has requested that Lender loan to Borrower the sum of One Million Dollars and No/100 Cents ($1,000,000) for business purposes acceptable to Lender.

B.              Lender has agreed to make such loan on and subject to the terms and conditions set forth in this Agreement and the other Loan Documents (as hereinafter defined).

AGREEMENT

In consideration of the foregoing, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

SECTION 1
AMOUNT AND TERMS OF THE LOAN

1.01           Loan.  Subject to and upon the terms and conditions set forth herein, including, without limitation, the conditions precedent set forth in Section 3.01 hereof, Lender agrees to loan to Borrower the amount of One Million Dollars and No/100 Cents ($1,000,000) (the “Loan”) and Borrower hereby agrees to accept the Loan.

1.02           Promissory Note.  The Loan shall be evidenced by, and, subject to Section 2, repaid, with interest in accordance with, that certain Demand Promissory Note (the “Note”), in the form and having the substance of that attached hereto as Exhibit A.

1.03           Use of Loan Proceeds.  Borrower covenants and agrees to use the Loan for the purpose set forth in Recital A above.  Notwithstanding anything set forth in this Agreement to the contrary, Borrower sole use for the proceeds from the Loan shall to pay $500,000 each to Nicholas Lewin and Nicholas Cutler, which payments represent debts due and owing to each of Messrs. Lewin and Cutler from the Borrower or Potter (defined below) personally.  It is agreed and understood that the $500,000 payment to each individual may not equal to total obligation due and owing thereunder as of the Effective Date.

1.04           Collateralization.  The Loan and the obligations of Borrower under this Agreement, the Note and the other Loan Documents (as hereinafter defined) shall be secured by (i) a Membership Interest Pledge Agreement (the “Pledge Agreement”), in the form attached hereto as Exhibit B, pursuant to which Robert S. Potter (“Potter”), the current Manager of the Borrower and an owner of a 86% membership interest of the Borrower will pledge all of his right, title and interest in and to Borrower (the “Membership Interest”) to Lender; (ii) a pledge of the all of the assets of the Borrower pursuant to a UCC Financing Statement which statement shall be filed with applicable governmental offices in the State of New York in the form attached hereto as Exhibit C (the “UCC Financing Statement”); and (iii) such other assignments, pledges and other instruments as may be executed and delivered in connection with the Loan (collectively, together with this Agreement, the Note, the Pledge Agreement, and the UCC Financing Statement, the “Loan Documents”).  Borrower shall deliver to Lender the executed UCC Financing Statement prior to the Effective Date so the Lender can record such document as of the Effective Date.

SECTION 2
CONDITIONS PRECEDENT; CLOSING

3.01           Conditions Precedent to Loan.  Lender’s obligation to make the Loan is subject to the satisfaction of the following conditions precedent:

(a)           Lender shall have received each of the Loan Documents duly executed by Borrower, in form and substance satisfactory to Lender and its counsel;

(b)           Lender shall have received a copy of Borrower’s Articles of Organization filed with the New York Secretary of State (the “Articles”) and a copy of Borrower’s fully executed Operating Agreement (the “Operating Agreement”);

(c)           Evidence that the existing UCC financing statements filed by Mr. Robert Moore on February 5, 2009 and by Messrs. Nicholas and Benjamin Lewin filed on May 30, 2012 each have been terminated in full; and

(d)           Lender shall have received such other documents and assurances as Lender may require.

3.02           Closing.  The funding for the Loan by the Lender shall occur when the provisions of Section 3.01 are completed and approved by the Lender, in Lender’s sole and absolute discretion.  The proceeds for the Loan by the Lender shall be delivered by wire transfer to an account identified by the Borrower before the Closing.

SECTION 4
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

4.01           Authority.  Borrower is a limited liability company, duly formed and organized under the laws of the State of New York and the Manager of the Borrower is duly authorized to execute and deliver each of the Loan Documents to which Borrower is a party on behalf of Borrower, and Borrower is duly authorized to perform its obligations under each of the Loan Documents to which it is a party.

4.02           Legally Enforceable Agreement.  This Agreement and each Loan Document to which Borrower is a party, upon execution and delivery by Borrower, is and shall be legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

4.03           No Conflicts.  The execution, delivery, and performance by Borrower of the Loan Documents and the use of the Loan proceeds for such business purposes of Borrower approved by Lender do not and will not:

(a)           result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which they or their properties may be bound or affected; or

(b)           result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned by Borrower; or

(c)           cause Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

4.04           Litigation.  There is no pending or threatened action or proceeding against or affecting Borrower before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially, adversely affect the financial condition, operations, properties, or business of Borrower or the ability of Borrower to perform its obligations under the Loan Documents to which it is a party.

4.05           Collateral.  All collateral required in this Agreement is owned by the grantor of the security interest therein free of any title defects, liens or interests of others and Lender shall at all times have a first priority lien on and security interest in such collateral.

4.06           Other Obligations.  Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

4.07           No Event of Default.  There is no event, which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement.

4.08           Entity Documents.  The copy of the Articles and Operating Agreement of Borrower provided to Lender pursuant to Section 3.01 are complete and accurate copies of the originals of such entity documents, each of which is in full force and effect without any modification or amendment from such copies delivered to Lender.

SECTION 5
EXPENSES

5.01           Expenses.  Each party agrees to incur its own expenses with respect to the preparation and/or review of this Agreement, the Loan Documents, and any agreement or instrument required by this Agreement.

SECTION 6
NEGATIVE COVENANTS

So long as all or any part of the Note remains unpaid or Borrower has any commitment under the Loan Documents, neither Borrower nor any of its affiliates will without Lender’s prior written consent, which such consent may be withheld for any reason:

6.01           Amend.  Amend the material terms and conditions of any leases or material agreements, matters or other related documents related to the Borrower, their affiliates and respective assets or amend in any respect the Articles or Operating Agreement.

6.02           Liens.  Create, incur, assume, or suffer to exist, any lien, security interest, direct or collateral assignment, or other encumbrance upon or with respect to any real or personal property or other assets owned by the Borrower, nor consent to the further pledge or hypothecation by its Member of the Membership Interest other than pursuant to the Pledge Agreement.  Borrower shall at all times indemnify, defend, and hold harmless Lender from and against any and all third party claims, liens or encumbrances asserted against any collateral subject to the Pledge Agreement or any UCC Financing Statement to ensure that Lender shall, at all times, have a first priority lien and encumbrance on all such collateral.

SECTION 7
EVENTS OF DEFAULT

7.01           Events of Default.  The occurrence of any of the following events shall be deemed to be an “Event of Default”:

(a)           Borrower should fail to pay any amount due and payable under the Note (including principal and all accrued interest) as and when due, including, without limitation, when a demand for payment is made by Lender pursuant to the terms thereof;

(b)           Borrower shall fail to pay any other amount due under any of the Loan Documents, and such non-payment within five (5) days of the date such payment is due;

(c)           Borrower shall fail to perform of fulfill in full any of its non-monetary obligations or conditions contained in this Agreement or any of the other Loan Documents and such failure is not cured within fifteen (15) days following written notice from Lender, except that Borrower’s failure to deliver a UCC Financing Statement before the Effective Date shall result in the transaction not being consummated;

(d)           Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar debtor relief law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of them, or any of them, or any substantial part of their property, or if Borrower shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding commenced against Borrower, or if any such involuntary case or other proceeding shall be commenced against Borrower which is not dismissed or stayed within sixty (60) days;

(e)           If any litigation or other legal action or proceeding is filed by any third party against Borrower or Lender contesting or seeking to set aside or enjoin the transactions contemplated by this Agreement or any of the other Loan Documents; or

(f)           Borrower shall voluntarily or involuntarily dissolve its limited liability company.

If an Event of Default occurs, Lender shall have all rights under and all remedies available to it under the Loan Documents or at law or in equity, including, without limitation, the right to declare the entire amount of the Note then due and payable in full and the right to foreclose any security interest in any collateral given by Borrower or its Member as security for Borrower’s obligations under the Loan Documents, including, without limitation, pursuant to the Pledge Agreement and/or the UCC Financing Statement.

SECTION 8
MISCELLANEOUS

8.01           Amendments, Etc.  No amendment, modification, termination, or waiver of any provision of this Agreement or the other Loan Documents shall be effective unless the same shall be in writing and signed by the parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.02           Notices, Etc.  All notices and other communications provided for under this Agreement and the other Loan Documents shall be in writing and delivered or mailed, postage prepaid, certified mail, return receipt requested, to:

If to Lender:	Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attention: Douglas Osrow, Chief Financial Officer

If to Borrower:	51 East 42nd Street, Suite 800
New York, New York 10017
Attention: Robert S. Potter, Manager

8.03           No Waiver; Remedies.  No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement or the other Loan Documents preclude any other or further exercise thereof or exercise of any other right.  The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

8.04           Successors and Assigns.  This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, successors, administrators, executors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of Lender.

8.05           Governing Law.  This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Nevada.

8.06           Severability of Provisions.  Any provision of this Agreement or the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

8.07           Headings.  Headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8.08           Attorney Fees.  In the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement and/or the other Loan Documents, Borrower shall reimburse Lender for its costs and reasonable attorneys’ fees, in addition to any other relief either party may obtain or be entitled to.

8.09           Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument and may be delivered by facsimile so long as the originals are sent to the other party with a reputable overnight carrier.

8.10           Neutral Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.  As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.  Each party to this Agreement agrees that the provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived.

8.11           Attorney Representation.  In the negotiation, preparation and execution of this Agreement, the parties hereto acknowledge that Lender has been represented by the law firm of Sklar Williams PLLC, Las Vegas, Nevada and that Lender has been represented by the law firm of Sheppard Mullin Richter & Hampton LLP, Los Angeles, California.  The parties have read this Agreement in its entirety and fully understand the terms and provisions contained herein.  The parties hereto execute this Agreement freely and voluntarily and accept the terms, conditions and provisions of this Agreement and state that the execution by each of them of this Agreement is free from any coercion whatsoever.

SECTION 9
ADDITONAL BORROWER COVENANTS

For so long as Borrower is indebted to Lender under this Loan Agreement or any other Loan Documents, and until payment is received in full under the Note, Borrower shall faithfully perform the following covenants:

9.1           Compliance with Loan Documents.  Borrower shall at all times comply in a timely manner with all of its monetary and non-monetary obligations under the Loan Documents.

9.2           Limitation on Obligations and Indebtedness.  Borrower shall not enter into any contracts, agreements, obligations or undertakings that obligate or potentially obligate Borrower to incur any additional material obligation or create a material liability nor shall Borrower create, incur, assume or permit to exist any material indebtedness, obligations or liabilities resulting from borrowing, loans or advances, whether secured or unsecured.

9.3.           Books and Records.  Borrower shall at all times keep accurate accounting books and records with respect to the operation of its business and use of the Loan proceeds.  Borrower shall prepare quarterly and annual financial statements of Borrower and its business using consistently applied accounting principles and shall deliver copies of such statements to Lender, certified by Borrower’s Manager as true and correct in all material respects, within thirty (30) days following the end of each calendar quarter.  Upon the occurrence and during the continuance of any Event of Default, Lender shall have the right to inspect and audit Borrower’s accounting books and records, which Borrower shall assemble at its principal place of business.

9.4           Waiver of Jury Trial.  BORROWER AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed as of the Effective Date.

LENDER:

Remark Media, Inc. a Delaware corporation

/s/ Douglas Osrow
Douglas Osrow, Chief Financial Officer

BORROWER:

Bombo Sports & Entertainment, LLC, a New York limited-liability company

/s/ Robert S. Potter
Robert S. Potter, Manager

EXHIBIT A

FORM OF DEMAND PROMISSORY NOTE

(See Attached)

DEMAND PROMISSORY NOTE

$1,000,000	Las Vegas, Nevada
February 11, 2014

THE TRANSFER, SALE, ASSIGNMENT, HYPOTHECATION, ENCUMBRANCE, OR ALIENATION OF THIS NOTE AND ANY DOCUMENTS OR AGREEMENTS CONNECTED TO OR RELATED TO THIS NOTE ARE EACH RESTRICTED BY THE FOLLOWING DOCUMENTS ENTERED INTO BETWEEN THE UNDERSIGNED BORROWER AND PAYEE: (I) LOAN AGREEMENT; (II) MEMBERSHIP INTEREST PLEDGE AGREEMENT; AND (III) UCC FINANCING STATEMENT ALL OF EVEN DATE HEREWITH.  COPIES OF THESE DOCUMENTS ARE AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THE BORROWER, 51 EAST 42ND STREET, SUITE 800, NEW YORK, NEW YORK 10017.

FOR VALUE RECEIVED, BOMBO SPORTS & ENTERTAINMENT, LLC, a New York limited liability company ("Borrower") promises to pay to REMARK MEDIA, INC., a Delaware corporation or order ("Payee") with a mailing address of 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169 or such other address as Payee may from time to time designate in writing, the principal sum set forth hereinabove, together with interest as set forth hereinbelow.

1.           Payment.  Payment of principal and interest on this Demand Promissory Note (this "Note") shall in all events be due and payable in full on that date that is 10 days following the date Payee delivers written demand therefor to Borrower.  Upon receipt of any such demand, Borrower shall pay the entire balance of this Note to Payee on the expiration of said ten (10) day period.  Payment of principal and interest on this Note shall be made at the address of Payee, or at any other place Payee designates in writing from time to time, and shall be in lawful money of the United States of America.  If so indicated in such demand notice, payment shall be made in immediately available funds by wire transfer to a bank account of Payee designated by Payee.  Returned checks shall in no event be deemed to be payments hereunder.

2.           Interest.  Interest shall be charged and payable on the unpaid principal balance of this Note outstanding from time to time at the rate of five percent (5%) per annum.  If demand for payment is made and if such entire principal balance is not paid in full on the date due pursuant to paragraph 1 above, interest shall then be due and payable from such due date at the rate of twelve percent (12%) per annum on the outstanding principal balance hereunder until all principal and accrued and unpaid interest is paid in full.

3.           Collateral.  This Note is the “Note” as defined in that certain Loan Agreement between Payee and Borrower of even date herewith (the “Loan Agreement”) and is secured by (i) a Membership Interest Pledge Agreement (the “Pledge Agreement”) covering the membership interests of the Manager of the Borrower in the Borrower and (ii) a UCC Financing Statement to be recorded with the New York Secretary of State (the “UCC Financing Statement”) pledging in full all of the assets of the Borrower in favor of the Payee.  This Note, the Loan Agreement, the Pledge Agreement, the UCC Financing Statement, and any other documents or instruments executed by Payee and Borrower with respect to the Loan evidenced by this Note or the transactions contemplated in said Loan Agreement are part of several loan documents between Maker and Holder of even date herewith (collectively, the “Loan Documents”).  If there is a conflict between any Loan Document and this Note, the terms of such Loan Document shall govern.  At any time that Borrower is in default under this Note, without limiting or waiving any other rights or remedies, Payee shall have the right to enforce the Pledge Agreement and the Collateral Assignment against all such collateral described therein.

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4.           Prepayment.  This Note may be prepaid at any time, in whole or in part, without premium or penalty.  All payments hereon shall be applied first to the payment of accrued interest, with the balance applied to principal.

5.           Costs of Collection.  If Borrower fails to timely make the payments required hereby, Borrower shall pay all of Payee’s costs of collection including, without limitation, attorney fees and expenses and court costs.  Such costs will be added to the balance of principal and interest then due under this Note.

6.           Failure or Delay Non-waiver.  Failure of the Payee to assert any right contained herein, or delay in asserting any such right, shall not be deemed a waiver of that right.

7.           Modifications.  This Note may not be changed, modified, amended, or terminated, nor may any of its provisions be waived, except by an agreement in writing signed by Borrower and Payee.

8.           Choice of Law; Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its principles of conflict of laws. Any action brought to enforce the obligations herein shall be brought in a court located in Clark County, Nevada and Borrower hereby consents to the exclusive jurisdiction of such courts.

9.           Promises Binding.  This Note shall be binding upon the undersigned and the undersigned's successors, and assigns.

BORROWER:

BOMBO SPORTS & ENTERTAINMENT, LLC,
a New York limited liability company

Robert S. Potter, Manager

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EXHIBIT B

FORM OF MEMBERSHIP INTEREST PLEDGE AGREEMENT

(See Attached)

MEMBERSHIP INTEREST PLEDGE AGREEMENT

This Membership Interest Pledge Agreement (this “Agreement”) is made and entered into as of February 11, 2014 by and between ROBERT S. POTTER, a resident of the State of New York (the “Pledgor”) for the benefit of REMARK MEDIA, INC., a Delaware corporation (“Secured Party”).

PRELIMINARY STATEMENTS

A.        Secured Party and Bombo Sports & Entertainment, LLC, a New York limited liability company (“Borrower”) are parties to that certain Loan Agreement (the “Loan Agreement”) of even date herewith.  Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to such terms in the Loan Agreement.

B.         As a material inducement for Secured Party to enter into the Loan Agreement, Pledgor, as the Manager of the Borrower in order to secure Borrower’s obligations contained in the Loan Agreement including, without limitation, Borrower’s obligations to perform under the Demand Promissory Note (the “Promissory Note” and, together with the Loan Agreement and all other documents referred to in the Loan Agreement, the “Loan Documents”) by pledging in favor of Secured Party, Pledgor’s eighty-six percent (86%) limited liability company membership interest in and to the Borrower (the “Pledged Interest”).

AGREEMENT

In consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Pledge.  As security and collateral for the payment when and as due and payable of any and all of Borrower’s obligations under the Loan Documents (the “Obligations”), Pledgor pledges, hypothecates, and grants to Secured Party a continuing, first priority security interest in, and assigns to Secured Party all right, title and interest in and to:

(a)           the Pledged Interest and any certificates representing the Pledged Interest and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Interest, and all distributions, return of capital, redemptions, dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interest;

(b)           all additional interest in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire an interest in any issues of the Pledged Interest from time to time acquired by Pledgor in any manner (which interest shall be deemed to be part of the Pledged Interest), the certificates or other instruments representing such additional interest, if any, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional interest, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional interest, securities, warrants, options or other rights; and

(c)           to the extent not covered by clauses (a) through (b) above, all proceeds of any or all of the foregoing collateral.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when the collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the collateral.

2.         Voting.  Unless an Event of Default (as defined below) shall have occurred and be continuing, Pledgor shall be entitled to vote its interest in the Pledged Interest and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or not comply with any of the terms and provisions of this Agreement or which would cause Borrower to be in default under any of the Loan Documents.  Pledgor represents and warrants that it has received a copy of all of the Loan Documents to which Borrower is a party and that it is familiar with the covenants, representations, and warranties of Borrower under the Loan Documents.  All such rights of Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing.  If an Event of Default shall have occurred and be continuing, Pledgor grants to Secured Party an irrevocable proxy coupled with an interest in the Pledged Interest, pursuant to which proxy, Secured Party shall be entitled to vote or consent in its discretion and in such event Pledgor agrees to deliver to Secured Party such further evidence of such proxy as Secured Party may reasonably request.

3.          Distributions.  Unless an Event of Default shall have occurred and be continuing, all distributions payable in respect of the Pledged Interest shall be paid to Pledgor.

4.         Title to Pledged Interest.  Pledgor hereby represents, warrants and covenants to Secured Party that (i) it has good and marketable title to the Pledged Interest, free and clear of any and all liens, claims, security interests and encumbrances other than in favor of Secured Party pursuant to this Agreement, (ii) the Pledged Interest represents eighty-six percent (86%) the issued and outstanding membership interests in Borrower, (iii) there are no other equity or ownership interests in Borrower other than the Pledged Interest and no other person or party has any right (whether by option, subscription agreement, or otherwise) to acquire any membership or other equity interest in Borrower, (iv) the Pledged Interest is “certificated” and represented by Certificate No. 1 issued by Borrower (the “Certificate”), which Certificate Pledgor has delivered to Secured Party concurrently herewith with appropriate powers and/or assignment duly executed by Pledgor and/or Borrower to be held by Secured Party subject to the terms hereof, (v) the security interest granted to Secured Party hereunder is and at all times shall be and remain a first priority lien and security interest in the Pledged Interest and Pledgor has not granted any other lien or security interest to any other person or party in or to, or otherwise encumbered the Pledged Interest; and (vi) during the term of this Agreement, Pledgor shall not hereafter directly or indirectly sell, transfer, assign, or otherwise dispose of or grant any option with respect to, the Pledged Interest, nor shall Pledgor create, incur or permit and further pledge, hypothecation, or encumbrance of, or grant any other lien or security interest in or to, the Pledged Interest.  Pledgor hereby consents to Secured Party filing any Uniform Commercial Code financing statement with respect to the security interest granted hereunder.

During the term of this Agreement, if Pledgor shall receive, acquire or have registered in its name, or become entitled to receive, acquire, or have registered in its name, any membership certificate, option, or right with respect to membership interests in Borrower  (including without limitation, any certificate representing a distribution or exchange of, or in connection with any reclassification of, the Pledged Interest), whether as an addition to, in substitution of, or in exchange for any Pledged Interest or otherwise, Pledgor agrees to accept same as Secured Party’s agent, to hold same in trust for Secured Party, and to deliver same forthwith to Secured Party in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Secured Party subject to the terms hereof, or if any of the foregoing is uncertificated, register the same with Secured Party’s security interest noted therein as further security for the Obligations.

5.         Events of Default.  For purposes of this Agreement, the terms “Default” and “Event of Default” shall mean any Event of Default as defined in the Loan Agreement, including, without limitation, the happening of any of the following events:

(a)           any failure of Borrower to perform or fulfill in full any of the obligations or conditions contained in the Loan Agreement or any of the other documents or agreements referenced therein; or

(b)           any failure of Pledgor to observe or perform any of the other provisions of this Agreement if such failure continues for a period of ten (10) days after written notice of such default is received by the Pledgor; or

(c)           if the Pledgor or Borrower becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under the Federal Bankruptcy Laws or makes an assignment for the benefit of creditors or is subject to a proceeding for reorganization, arrangement, readjustment of debt, dissolution or liquidation or if Pledgor or Vegas Holdings is named in a suit for the appointment of a receiver; or

       (d)           If Pledgor voluntarily or involuntarily dissolves its limited liability company.

6.         Remedies Upon Default.  In case an Event of Default shall have occurred and be continuing, Secured Party shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law or otherwise (including, without limitation, those of a secured party under the Uniform Commercial Code) for the protection and enforcement of its rights in respect of the Pledged Interest, and Secured Party shall be entitled, without limitation:

(a)           to receive all amounts payable in respect of the Pledged Interest otherwise payable under Paragraph 3 of this Agreement to Pledgor;

(b)           to transfer and register all or any part of the Pledged Interest into Secured Party's name or the name of its nominee or nominees;

(c)           to vote all or any part of the Pledged Interest (whether or not transferred or registered into the name of Secured Party) and give all consents, waivers and ratification’s in respect thereof and otherwise act with respect to the Pledged Interest as though it were the outright owner thereof pursuant to the proxy granted in Paragraph 2 of this Agreement hereof, including, without limitation, to replace the Manager of Borrower pursuant to Borrower’s Operating Agreement;

(d)           at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Pledged Interest or any part thereof at public or private sale or sales at Secured Party~~’~~’s office or elsewhere at such prices and on such terms as Secured Party may deem best.  The foregoing disposition(s) may be for cash or on credit, with Secured Party having the right to purchase all or any part of the Pledged Interest so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor.  Pledgor agrees that ten (10) days prior notice by Secured Party sent by certified mail, postage prepaid, designating the date after which a private sale may take place or a public auction may be held, is reasonable notification of such matters.

Pledgor recognizes that Secured Party may be unable to effect a public sale of all or part of the Pledged Interest, including by reason of certain prohibitions contained in applicable securities laws but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Interest for their own account for investment and not with a view to the distribution or resale thereof.  Secured Party, in its sole and absolute discretion is authorized to sell the Pledged Interest or any part thereof, by private sale in such manner and under such circumstances as Secured Party or its counsel may deem necessary or advisable in order that such sale may legally be effectuated without registration.  Pledgor acknowledges and agrees that private sales so made may be at prices and other terms less favorable to the seller than if the Pledged Interest were sold at public sale, and that Secured Party has no obligation to delay the sale of any Pledged Interest for the period of time necessary to permit Pledgor, even if it would agree, to register the Pledged Interest for public sale under applicable securities laws.  Pledgor acknowledges and agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

7.         Remedies, Cumulative.  Each right, power and remedy of Secured Party provided for in this Agreement or in the Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or in the Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

8.         Application of Money by Secured Party.  All money collected upon any sale or sales of the Pledged Interest hereunder, together with all other monies received by Secured Party hereunder, shall be applied to the payment of all reasonable costs and expenses incurred or paid by Secured Party in connection with any sale, transfer or delivery of the Pledged Interest or the collection of any such money (including reasonable attorneys' fees and expenses), and the balance of such money shall be held by Secured Party and applied by it at any time or from time to time to the payment of the Obligations and in such order and manner as Secured Party in its reasonable discretion may determine.

9.         Further Assurances.  Pledgor at its expense will execute, acknowledge and deliver all such instruments and take all such action as the Secured Party may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof.

10.       Termination and Release.  Upon the payment in full of the Obligations in accordance with the terms of the Loan Documents, and the payment of all other sums payable (including, without limitation, the reasonable expenses and disbursements of Secured Party) this Agreement shall terminate and Secured Party, at the request and expense of Pledgor, will promptly execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Pledgor such of the Pledged Interest as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by Secured Party hereunder and together with the Certificate or such new certificate issued by Borrower then evidencing such part of the Pledged Interest held by Secured Party at such time.

11.       Notices.  All notices, requests, demands or other communications to or upon the parties hereto shall be in writing, shall be given or made to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement at the following addresses:

If to the Secured Party:	3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attention: Douglas Osrow

If to Pledgor:	c/o Bombo Sports & Entertainment, LLC
51 East 42nd Street, Suite 800
New York, New York 10017

or at such other address as either party hereto may hereafter specify to the other in writing, and (unless otherwise specified herein) shall be deemed to have been duly given (i) when delivered personally; (ii) three (3) days after being sent by a nationally recognized overnight courier; or (iii) five (5) days after mailing, and all mailed notices shall be by certified or registered mail, return receipt requested, postage prepaid.

12.        Miscellaneous.  This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. The representations, covenants and agreements of Pledgor herein contained shall survive the date hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and may be executed in two or more counterparts. The terms and conditions of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party.  The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their attorneys and that any rule or construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, including amendments or any exhibits. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have duly authorized, executed and delivered this Agreement effective as of the date hereof.

PLEDGOR:

Robert S. Potter, Personally

Confirmation of Borrower:

The undersigned Borrower confirms that the forgoing Membership Interest Pledge Agreement does not violate any provisions of the Operating Agreement of Borrower, that all consents of Borrower and its Manager required under such Operating Agreement have been obtained in connection therewith, if applicable, that the Pledged Interest represents an 86% membership interest in Borrower and has been dully issued to Pledgor, and that the Pledged Interest is evidenced by the Certificate described herein.  The undersigned further acknowledges that Secured Party shall have the right to rely on this confirmation for all purposes.

Bombo Sports & Entertainment, LLC,
a New York limited liability company

By:
Its:

EXHIBIT C

FORM OF UCC FINANCING STATEMENT

(See Attached)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

UCC eZFILE
2020 Hurley Way
Sacramento, CA 95825

Acknowledged
File Date: 02/11/2014
File Number: 201402115144184
Jurisdiction: NEW YORK

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Bombo Sports & Entertainment, LLC				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 51 East 42nd Street, Suite 800	CITY: New York	STATE: NY	POSTAL CODE: 10017	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: LLC	1f. JURISDICTION OF ORGANIZATION: New York	1g. ORGANIZATIONAL ID #, if any: 2396009		NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Remark Media, Inc.				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 3930 Howard Hughes Parkway, Suite 400	CITY: Las Vegas	STATE: NV	POSTAL CODE: 89169	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

ALL ASSETS OF DEBTOR, NOW OWNED OR HEREAFTER ACQUIRED OR CREATED, ALL PROCEEDS AND PRODUCTS OF THE FOREGOING, ALL ADDITIONS AND ACCESSIONS THERETO, AND ALL RENTS, PROFITS AND ISSUES THEREOF.

DEBTOR HAS AGREED TO NOT ENCUMBER ANY OF ITS PROPERTIES OR ASSETS, NOW OWNED OR HEREAFTER ACQUIRED UNLESS EXPRESSLY APPROVED IN ADVANCE BY THE SECURED PARTY. THIS PORTION OF THIS FILING IS MADE SOLELY TO GIVE NOTICE OF THE AFORESAID NEGATIVE PLEDGE.

5. ALTERNATIVE DESIGNATION [if applicable]: LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY - UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)